Exhibit 99.1

PositiveID Corporation Agrees to Acquire MicroFluidic Systems, a Leader in Biological Testing and Sample Prep Applications with 29 U.S. Patents and Patents Pending

MicroFluidic Systems has received over $45 million in government contracts in the last ten years

MicroFluidic Systems’ biological detection and sample prep technologies will complement PositiveID’s virus detection and diabetes management focus, while providing expanded capabilities for homeland security applications

DELRAY BEACH, FL – May 10, 2011 – PositiveID Corporation (“PositiveID”) (NASDAQ: PSID), a leader in next generation patient monitoring and diagnostics, announced today that it has agreed to acquire MicroFluidic Systems (“MFSI”). Founded in 2001, MFSI specializes in the production of automated instruments for a wide range of applications in the detection and processing of biological samples. MFSI has received over $45 million in government contracts, the majority of which have come from the Department of Homeland Security. PositiveID will host a conference call on Monday, May 16, 2011, at 10:00 am ET to discuss its acquisition and expanded strategy. Call details are provided below.

MFSI has a strong intellectual property portfolio, with 12 U.S. Patents granted, 17 U.S. Patents pending, six patent applications in Canada, six patent applications in Europe and four patent applications in Japan. Since MFSI’s inception, its key personnel have had an important role in developing technologies to automate the process of biological pathogen detection. First, along with Lawrence Livermore National Laboratory, MFSI began developing complex microfluidic systems to perform sample processing and purification for the Defense Advanced Projects Agency (DARPA). It then developed a similar system, including a thermal cycler for polymerase chain reaction (PCR) analysis, for the U.S. Army’s Edgewood Chemical and Biological Command (ECBC). In addition, MFSI has received subcontracts and direct contracts with the FBI and Forensic Sciences Service of England for the development of automated human identification systems. Next, MFSI secured several contracts with the Department of Homeland Security’s Science and Technology Directorate to continue its technology development for autonomous airborne pathogen detection.

MFSI’s strong portfolio of intellectual property related to sample preparation and rapid medical testing applications are complementary to PositiveID’s portfolio of virus detection and diabetes management products.

Initial consideration for PositiveID’s acquisition of MFSI is $1.2 million, $950,000 of which will be paid in PositiveID common stock and the remainder of which will be paid in cash. Total potential consideration for the acquisition is $8.2 million through 2014 based on revenue and earnings targets over the four-year period. This earn-out structure is based on little or no current federal government revenue but with submitted or in-process bids of $29 million, several of which are expected to be awarded in 2011.

Dr. M. Allen Northrup, President and CEO of MFSI, said, “For years, we have been successful in winning contract awards from the federal government for bio-threat detection. As we look to the future, not only do we intend to continue to pursue those contracts, but we also intend to commercialize our low-cost alternative PCR testing technology for clinical sample processing and detection that is able to provide results in less than seven minutes for proven applications including environmental bacteria, human papilloma virus and antibiotic resistant bacteria such as MRSA. We believe that becoming a part of PositiveID will significantly help us to accomplish those goals.”

Scott R. Silverman, Chairman and CEO of PositiveID, stated, “We are very excited to join forces with MFSI and its management team who, in addition to a proven record of significant intellectual property creation, have a proven entrepreneurial history with the successful co-creation of Cepheid, a company with a market cap approaching $2 billion. With our recent announcement of our development of a sample prep application for improved biological testing, we believe this acquisition fits very well with our expanded focus on the convergence of diagnostics and biological detection, for both healthcare and homeland security applications.”

Conference Call Information

PositiveID will host a conference call on Monday, May 16, 2011, for interested parties at 10:00 am ET. To participate in the live call, please dial (888) 419-5570 within the U.S. or (617) 896-9871 internationally, and use passcode 50837076. Alternatively, an audio-only, simultaneous webcast of the live conference call can be accessed through PositiveID’s website at www.positiveidcorp.com in the Investors & Media section under Events & Presentations. For those unable to participate in the conference call or the webcast, a replay will be available from May 16, 2011 at approximately 8:00 pm ET to May 23, 2011 at 11.59 pm ET. For the replay, dial (888) 286-8010 (USA) or (617) 801-6888 (international), and use access code 83885124. Alternatively, a replay can be accessed on PositiveID's website at www.positiveidcorp.com through the Investor Relations section under Events & Presentations.

About MicroFluidic Systems

MicroFluidic Systems (MFSI), www.microfluidicsystems.com, is focused on the development of microfluidic systems for automated preparation of and performance of biological assays. MFSI personnel have been involved with the development of automated DNA-based pathogen detection systems and microfluidics for the U.S. Government and commercial markets for over 25 years, including the world’s first miniaturized, portable, battery-operated, real-time, PCR-based detection system.

About PositiveID Corporation

PositiveID Corporation develops and markets healthcare and information management products through its diagnostic devices and identification technologies, and its proprietary disease management tools. PositiveID's implantable healthcare devices and external hardware and software products are designed to communicate wirelessly to improve healthcare and the patient's quality of life. For more information on PositiveID, please visit www.PositiveIDCorp.com.

Statements about PositiveID’s and MFSI’s future expectations, including that MFSI’s biological detection and sample prep technologies will add to PositiveID’s healthcare focus and provide expanded capabilities for homeland security applications;  that MFSI intends to commercialize its low-cost alternative PCR testing technology for clinical sample processing and detection that is able to provide results in less than seven minutes for proven applications including environmental bacteria, human papilloma virus and antibiotic resistant bacteria such as MRSA; that MFSI’s becoming a part of PositiveID will significantly help it to accomplish the aforementioned goals; that the acquisition of MFSI will fit PositiveID’s expanded focus on the convergence of diagnostic and biological detection, for both healthcare and homeland security applications and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID’s actual results could differ materially from expected results.  These risks and uncertainties include PositiveID’s ability to complete its acquisition of MFSI; the ability of PositiveID to successfully develop and commercialize its sample preparation application and homeland security applications; the likelihood that MFSI’s biological detection and sample prep technologies will complement PositiveID’s healthcare focus while providing expanded capabilities for homeland security applications; the likelihood that MFSI’s strong portfolio of intellectual property related to sample preparation and rapid medical testing applications are complementary to PositiveID’s portfolio of virus detection and diabetes management products; the ability of MFSI to generate revenue and earnings; the likelihood that any of MFSI's submitted or in-process bids will be awarded in 2011; the likelihood that MFSI will continue to be successful in winning contract awards from the federal government for bio-threat detection; the ability of MFSI to continue to pursue federal government contracts; the ability of MFSI to commercialize its low-cost alternative PCR testing technology for clinical sample processing and detection that is able to provide results in less than seven minutes for proven applications including environmental bacteria, human papilloma virus and antibiotic resistant bacteria such as MRSA; the likelihood that MFSI’s becoming a part of PositiveID will significantly help it to accomplish the aforementioned goals; and the likelihood that the acquisition of MFSI will fit PositiveID’s expanded focus on the convergence of diagnostic and biological detection, for both healthcare and homeland security applications as well as certain other risks. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on March 25, 2011, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Allison Tomek

561-805-8000

atomek@positiveidcorp.com

Dan Schustack

CEOcast

212-732-4300

dschustack@ceocast.com